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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): JANUARY 20, 2005


                        NORTHERN BORDER PIPELINE COMPANY
             (Exact name of registrant as specified in its charter)


            TEXAS                        333-88577               74-2684967
(State or other jurisdiction of         (Commission            (IRS Employer
        incorporation)                  File Number)         Identification No.)

           13710 FNB PARKWAY
            OMAHA, NEBRASKA                                      68154-5200
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (402) 492-7300


                      -------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS

         We do not directly employ any of the persons responsible for managing or operating our pipeline system or for providing it with services relating to its day-to-day business affairs. Northern Plains Natural Gas Company, LLC, a subsidiary of ONEOK, Inc. and one of the general partners in Northern Border Partners, L.P., provides certain administrative, operating and management services through an Operating Agreement. Northern Border Partners, L.P. owns a 70% general partner interest in us.

         We have been informed that effective February 1, 2005, Christopher R Skoog, 41, has been appointed executive vice president of Northern Plains. This newly created position will report to Bill Cordes, president of Northern Plains and chief executive officer, Northern Border Partners, L.P. Mr. Skoog will be responsible for all commercial, operational and regulatory functions of Northern Border Partners' natural gas businesses, including Northern Border Pipeline, and will coordinate Northern Border Partners' business development initiatives. From 1999 to January 31, 2005, Mr. Skoog served as President of ONEOK Energy Services Company, II. From 1995 to 1999, he was Vice President of ONEOK Gas Marketing Company.

         ONEOK Energy Services Company, II is currently a shipper on Northern Border Pipeline.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NORTHERN BORDER PIPELINE COMPANY
                                            By: Northern Plains Natural Gas
                                                Company, LLC Operator


Date:  January 25, 2005                     By:   /s/ Jerry L. Peters
                                               ---------------------------------
                                               Name:  Jerry L. Peters
                                               Title: Vice President, Finance
                                                      and Treasurer